UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 5, 2023

MIDWEST ENERGY EMISSIONS CORP.
(Exact name of registrant as specified in its charter)

Commission file number 000-33067

Delaware	87-0398271
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1810 Jester Drive Corsicana, Texas	75109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (614) 505-6115

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 5, 2023, the Company held its 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”). The final results for each of the matters submitted to a vote of stockholders at the 2023 Annual Meeting are as follows:

Proposal 1: The four nominees for election to the Board of Directors were elected to serve as directors of the Company until their successors are elected and qualified or the earlier of their resignation or removal, by the votes set forth in the table below:

Nominees	For	Withheld	Broker Non-Votes
Richard MacPherson	49,587,282	334,440	20,798,344
Christopher Greenberg	48,997,679	924,043	20,798,344
David M. Kaye	49,119,054	802,668	20,798,344
Troy Grant	49,018,754	902,968	20,798,344

Proposal 2: The Company’s stockholders approved the ratification of the appointment of Rosenberg Rich Baker Berman, P.A. as the Company’s independent registered public accounting firm for the year ending December 31, 2023, by the votes set forth in the table below:

For	Against	Abstained	Broker Non-Votes
70,336,011	206,848	177,207	-

Proposal 3:  The Company’s stockholders approved, on an advisory non-binding basis, the compensation paid to the named executive officers, by the votes set forth in the table below:

For	Against	Abstained	Broker Non-Votes
48,346,706	1,118,505	456,511	20,798,344

Proposal 4:  The Company’s stockholders approved the Company’s Amended and Restated 2014 Equity Incentive Plan and the Company’s Amended and Restated 2017 Equity Incentive Plan, by the votes set forth in the table below:

For	Against	Abstained	Broker Non-Votes
48,367,529	1,129,492	424,701	20,798,344

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midwest Energy Emissions Corp.

Date: December 7, 2023	By:	/s/ Richard MacPherson
Richard MacPherson President and Chief Executive Officer